Exhibit 10.4 to 2008 10-Q

AMENDMENT AGREEMENT

August 11, 2008

Ladies and Gentlemen:

Reference is made to our Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of October 20, 2006 (the “Credit Agreement”), among Convergys Corporation (the “Company”), the several lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent; and Deutsche Bank AG, New York Branch and PNC Bank, National Association, as Co-Documentation Agents, as amended and in effect on the date hereof. Each capitalized term used and not otherwise defined herein has the meaning assigned to such term in the Credit Agreement.

An ambiguity exists in the Credit Agreement creating potentially conflicting interpretations of Section 5.08 of the Credit Agreement and Section 3.12 of the Credit Agreement. To resolve this ambiguity, we hereby request your consent as a Lender under the Credit Agreement to an amendment and restatement of Section 3.12 of the Credit Agreement to read as follows:

SECTION 3.12. Use of Proceeds. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X.

Please confirm your consent to the above amendment by countersigning and returning the attached signature page.

This Amendment Agreement shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONVERGYS CORPORATION,

By:	/s/ Timothy M. Wesolowski
Senior Vice President, Controller & Treasurer

[Document signed by: JPMorgan Chase Bank, N.A; CitiBank, N.A.; The Bank of Nova Scotia; PNC Bank, N.A.; Wachovia Bank, NA; Deutsche Bank AG, New York Branch; Fifth Third Bank; U.S. Bank NA; Wells Fargo Bank NA; UBS Loan Finance LLC; and National City Bank]

Lender Signature Page to the Amendment Agreement dated as of August 11, 2008, to the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 20, 2006, among Convergys Corporation, the several lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Name of Lender:

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[If a second signature is required by the Lender:]

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